UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2025

GRAFTECH INTERNATIONAL LTD.
(Exact name of registrant as specified in its charter)

Delaware	1-13888	27-2496053
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No)

982 Keynote Circle
Brooklyn Heights, OH 44131
(Address of principal executive offices) (Zip Code)
(216) 676-2000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	EAF	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws.

Reverse Stock Split

GrafTech International Ltd. (the “Company”) held a Special Meeting of Stockholders on August 14, 2025 (the “Special Meeting”) as described in the Company’s definitive proxy statement on Schedule 14A for the Special Meeting, filed with the Securities and Exchange Commission (the “SEC”) on July 11, 2025. As previously reported in the Company’s Current Report on Form 8-K filed with the SEC on August 18, 2025, at the Special Meeting, the Company’s stockholders approved a proposal to amend the Company’s Amended and Restated Certificate of Incorporation to, at the discretion of the Board of Directors of the Company (the “Board”), effect a reverse stock split of the Company’s issued common stock, par value $0.01 per share (the “Common Stock”), at a ratio of not less than one-for-seven (1-for-7) and not greater than one-for-fifteen (1-for-15), with the final ratio within such range to be determined at the discretion of the Board, and a reduction in the number of authorized shares of common stock and preferred stock, par value $0.01 per share (the “Preferred Stock”), by a corresponding proportion.

Following the Special Meeting, the Board approved the filing of a Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Amendment”) to effect a reverse stock split at a ratio of 1-for-10 (the “Reverse Stock Split”) and a reduction in the number of authorized shares of Common Stock and Preferred Stock by a corresponding proportion (the “Authorized Share Reduction”). The Company filed the Certificate of Amendment with the Secretary of State of the State of Delaware to effect the Reverse Stock Split and Authorized Share Reduction on August 28, 2025, to become effective at 12:01 a.m. Eastern Time on August 29, 2025 (the “Effective Time”).

The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the Certificate of Amendment, a copy of which is included as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Split Adjustment; Treatment of Fractional Shares

As a result of the Reverse Stock Split, each ten (10) pre-split shares of Common Stock outstanding or held by the Company as treasury stock immediately prior to the Effective Time will automatically combine and convert into one (1) new share of Common Stock without any action on the part of the holders. In addition, the number of authorized shares of Common Stock and Preferred Stock would be proportionally reduced, resulting in a decrease from 3,000,000,000 to 300,000,000 authorized shares of Common Stock and a decrease from 300,000,000 to 30,000,000 authorized shares of Preferred Stock. Neither the Reverse Stock Split nor the Authorized Share Reduction will change the par value of the Common Stock or Preferred Stock.

No fractional shares will be issued in connection with the Reverse Stock Split. Instead, holders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive an additional fraction of a share of Common Stock to round up to the next whole share. With respect to outstanding Common Stock held in “street name” through a bank, broker or other nominee, fractional shares will be rounded up at the participant level. Cash will not be paid for fractional shares.

Upon the Effective Time, the terms of equity awards granted under the Company’s Omnibus Equity Incentive Plan (the “Equity Plan”), including the per share exercise price of options, the number of shares issuable under such options and the number of shares delivered upon the vesting and settlement of a restricted stock unit, a deferred share unit, a performance share unit, or a deferred restricted stock unit, will be proportionally adjusted to maintain their economic value, subject to adjustments for any fractional shares as described herein. In addition, the total number of shares of Common Stock that may be the subject of future grants under the Equity Plan, as well as any plan limits on the size of such grants, will be adjusted and proportionately decreased as a result of the Reverse Stock Split.

Trading Symbol; New CUSIP

The Common Stock will open for trading on The New York Stock Exchange on a reverse split-adjusted basis on August 29, 2025 under the existing trading symbol “EAF”. The new CUSIP number for the Common Stock following the Reverse Stock Split will be 384313 607.

Item 9.01	Financial Statements and Exhibits.
(d)   Exhibits.
3.1 Certificate of Amendment to Amended and Restated Certificate of Incorporation of GrafTech International Ltd.
104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAFTECH INTERNATIONAL LTD.

Date:	August 28, 2025	By:	/s/ Rory O’Donnell
Rory O’Donnell
Chief Financial Officer and Senior Vice President